Exhibit 99.1

Coupa Acquires AI-Powered Supply Chain Design and Planning Leader

LLamasoft, Broadening Its Leadership in Business Spend Management

Acquisition will empower businesses to drive greater value across direct and indirect spend

SAN MATEO, Calif., November 2, 2020 – Coupa Software (NASDAQ: COUP), a leader in Business Spend Management (BSM), announced today that it has acquired LLamasoft, a leader in AI-powered supply chain design and planning for a purchase price of approximately $1.5 billion. Based in Ann Arbor, Mich., LLamasoft’s technology is used by hundreds of enterprise customers, including brands such as Boeing, Danone S.A., Home Depot, and Nestle. The acquisition will strengthen Coupa’s supply chain capabilities, enabling businesses to drive greater value through Business Spend Management.

The events of this year continue to demonstrate the importance of supply chain agility, as companies work to more rapidly adapt to changing consumer preferences, economic conditions, and the political landscape. With demand uncertainty on one hand, and supply volatility on the other, companies are in need of supply chain technology that can help them assess alternatives and balance trade-offs to achieve desired business results. LLamasoft provides these capabilities with an AI-powered cloud platform that empowers companies to make smarter supply chain decisions, faster.

“We are witnessing an unprecedented shift in what businesses are demanding to effectively manage their supply chains. They need instant visibility, agile planning capabilities, and timely risk mitigation support,” said Rob Bernshteyn, chairman and CEO at Coupa. “LLamasoft’s deep supply chain expertise and sophisticated data science and modeling capabilities, combined with the roughly $2 trillion of cumulative transactional spend data we have in Coupa, will empower businesses with the intelligence needed to pivot on a dime. Together, we will deliver a more powerful Business Spend Management platform to help organizations everywhere maximize the value of every dollar they spend in a smarter, simpler, and safer way.”

Launched in January 2020, LLamasoft’s newest product llama.ai, delivers AI-powered decision making across the supply chain to support an almost unlimited number of use cases. With llama.ai, organizations can create purpose-built applications that leverage an end-to-end decision data model and employ a library of proven supply chain algorithms. These applications can run what-if scenarios and surface valuable insights before organizations make key business decisions.

“We are very excited about joining forces with Coupa,” said Razat Gaurav, CEO at LLamasoft. “Combining Coupa’s market leading spend management execution core and broad market reach with LLamasoft’s AI-powered supply chain analytics provides a unique opportunity to bring together digital transformation solutions that drive decision making and operational efficiency across the enterprise. I am equally excited for employees of both organizations who share a culture that prioritizes delivering innovation and exceptional customer value.”

Most recently, LLamasoft was named to Inc. 5000 List of Fastest Growing Private Companies for the fifth consecutive year, the 2020 Detroit Free Press Top Workplace, and Supply & Demand Chain Executive Green Supply Chain Award 2019.

“This very timely acquisition comes as supply chains are undergoing tremendous disruption that is best navigated using AI-enabled decision processes surrounding a digital twin of the end-to-end supply chain,” said Mickey North Rizza, program vice president of enterprise applications and digital commerce at IDC. “Incorporating supply chain planning capabilities as part of a comprehensive BSM strategy will give companies more visibility and control across their direct and indirect spend.”

To learn more about the Coupa BSM Platform, which empowers the world’s most successful organizations with the visibility and control they need to manage all their spend in one place, visit https://www.coupa.com.

About Coupa

Coupa empowers companies around the world with the visibility and control they need to make smarter spending decisions. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Forward-Looking Statements

This release includes forward-looking statements. All statements other than statements of historical facts, including the proposed benefits of the acquisition and statements regarding the capabilities of Coupa and LLamasoft following the acquisition, are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including difficulties with the business, operations and technologies of LLamasoft, difficulties in the realization of the benefits of the acquisition, ability to retain customers and partners of LLamasoft, the incurrence of unknown liabilities, whether LLamasoft’s business will continue to perform as it has historically, overall market conditions in both companies’ target markets, general economic conditions and the future impact of the COVID-19 pandemic. These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s most recently filed Form 10-K or 10-Q filed with the SEC, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of the date hereof. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.